Exhibit (d)(3)

NOTICE OF GUARANTEED DELIVERY
For Common Shares of

AVENUE INCOME CREDIT STRATEGIES FUND
Subscribed for under the Primary Subscription
and Pursuant to the Over-Subscription Privilege

As set forth in the Prospectus dated [________], 2012 (the “Prospectus”), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of the Fund’s Common Shares subscribed for under the Primary Subscription and pursuant to the Over-Subscription Privilege (the “Common Shares”).  Such form may be delivered by facsimile transmission, overnight courier, express mail or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., New York time, on March 23, 2012, as such date may be extended from time to time (the “Expiration Date”).  The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein.  Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The Subscription Agent is:

Computershare Trust Company, N.A.

By First Class Mail Avenue Income Credit Strategies Fund c/o Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011
By Express Mail or Overnight Courier:

Avenue Income Credit Strategies Fund
c/o Computershare Trust Company, N.A.
Attn: Voluntary Corporate Actions
250 Royall Street, Suite V
Canton, MA  02021

By Facsimile:
617-360-6810
With the original Subscription Certificate to be sent
by mail or overnight courier. Confirm facsimile by
telephone to:
781-575-2332

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Common Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., New York time, on the Expiration Date, guaranteeing delivery of (a) payment in full for all subscribed Common Shares and (b) a properly completed and signed Subscription Certificate (which certificate and full payment (at the estimated Subscription Price of $[         ] per Common Share) must then be delivered to the Subscription Agent no later than the close of business of the third business day after the Expiration Date).  Failure to do so will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York City time, on the third Business Day after the Expiration Date (March 28, 2012) unless extended, as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full estimated Subscription Price for Common Shares subscribed for under the Primary Subscription and for any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Common Shares is indicated herein or in the Subscription Certificate.

AVENUE INCOME CREDIT STRATEGIES FUND	Broker Assigned Control #

1. Primary Subscription	Number of Rights to be exercised	Number of Common Shares under the Primary Subscription requested for which you are guaranteeing delivery of Rights and Payment	Payment to be made in connection with the Common Shares Subscribed for under the Primary Subscription
	__________ Rights	__________ Common Shares (Rights ÷ by 3)	$________________
2. Over-Subscription		Number of Common Shares Requested Pursuant to the Over-Subscription Privilege for which you are guaranteeing payment	Payment to be made in connection with the Common Shares Requested Pursuant to the Over-Subscription Privilege
		__________ Common Shares:	$________________
3. Totals	Total Number of Rights to be Delivered	Total Number of Common Shares Subscribed for and/or Requested
	__________ Rights	Common Shares: __________	$________________ Total Payment

Method of delivery of the Notice of Guaranteed Delivery (circle one)

A.  Through The Depository Trust Company (“DTC”)

B.  Direct to Computershare Trust Company, N.A., as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED.  This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

________________________________________ Name of Firm	______________________________________ Authorized Signature
DTC Participant Number ___________________	Title __________________________________
Address _________________________________	Name (Please Type or Print) _______________
Zip Code ________________________________	Phone Number _________________________
Contact Name ____________________________	Date _________________________________

BENEFICIAL OWNER LISTING CERTIFICATION

Avenue Income Credit Strategies Fund Rights Offering

The undersigned, a bank, broker or other nominee holder of Rights (the “Rights”) to purchase common shares of beneficial interest, $.001 par value per share (the “Common Shares”), of Avenue Income Credit Strategies Fund (the “Fund”) pursuant to the rights offering (the “Offer”) described and provided for in the Fund’s Prospectus dated [              ], 2012 (the “Prospectus”), hereby certifies to the Fund and to Computershare Trust Company, N.A., as Subscription Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Common Shares pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line.

Number of Record Date Common Shares Owned	NUMBER OF RIGHTS exercised pursuant to the Primary Subscription	NUMBER OF COMMON SHARES requested pursuant to the Over-Subscription Privilege
1

2

3

4

5

6

7

8

9

10.

Name of Nominee Holder
By:
Name:
Title:
Dated:	, 2012

Provide the following information, if applicable:

Depository Trust Corporation (“DTC”) Participant Number
Name of Broker

DTC Primary Subscription Confirmation Address Number(s)